                                                                      EXHIBIT 12

                           NORTHERN TRUST CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

                                                                                    Nine Months
                                                                                       Ended
                                                                                   --------------
                                                  Year Ended December 31            September 30
                                         ----------------------------------------  --------------
                                          1991    1992    1993    1994     1995     1995    1996
                                         ------  ------  ------  ------  --------  ------  ------

INCLUDING INTEREST ON DEPOSITS
Fixed Charges
   Interest Expense (Including
     Interest on Deposits).............  $566.3  $411.6  $378.5  $514.1  $  746.4  $552.2  $573.2
   One-Third of All Rents..............    12.2    12.4    12.5    13.4      14.7    10.8    11.8
                                         ------  ------  ------  ------  --------  ------  ------
          Total Fixed Charges..........  $578.5  $424.0  $391.0  $527.5  $  761.1  $563.0  $585.0
                                         ======  ======  ======  ======  ========  ======  ======

Income
   Income Before Income Taxes..........  $163.6  $206.5  $234.0  $261.5  $  320.5  $233.7  $286.5
   Fixed Charges.......................   578.5   424.0   391.0   527.5     761.1   563.0   585.0
                                         ------  ------  ------  ------  --------  ------  ------
          Earnings, as Defined.........  $742.1  $630.5  $625.0  $789.0  $1,081.6  $796.7  $871.5
                                         ======  ======  ======  ======  ========  ======  ======

Ratio of Earnings to Fixed Charges.....   1.28X   1.49X   1.60X   1.50X     1.42X   1.42X   1.49X

EXCLUDING INTEREST ON DEPOSITS
Fixed Charges
   Interest Expense (Excluding
     Interest on Deposits).............  $175.9  $121.5  $143.1  $216.1  $  303.1  $218.8  $239.4
   One-Third of All Rents..............    12.2    12.4    12.5    13.4      14.7    10.8    11.8
                                         ------  ------  ------  ------  --------  ------  ------
          Total Fixed Charges..........  $188.1  $133.9  $155.6  $229.5  $  317.8  $229.6  $251.2
                                         ======  ======  ======  ======  ========  ======  ======

Income
   Income Before Income Taxes..........  $163.6  $206.5  $234.0  $261.5  $  320.5  $233.7  $286.5
   Fixed Charges.......................   188.1   133.9   155.6   229.5     317.8   229.6   251.2
                                         ------  ------  ------  ------  --------  ------  ------
          Earnings, as Defined.........  $351.7  $340.4  $389.6  $491.0  $  638.3  $463.3  $537.7
                                         ======  ======  ======  ======  ========  ======  ======

   Ratio of Earnings to Fixed Charges..   1.87X   2.54X   2.50X   2.14X     2.01X   2.02X   2.14X

                           NORTHERN TRUST CORPORATION

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)

                                                                                                  Nine Months
                                                                                                     Ended
                                                       Year Ended December 31                    September 30
                                        ------------------------------------------------       -----------------
                                         1991      1992      1993      1994       1995          1995       1996
                                        -------   ------    ------    ------    --------       ------     ------
INCLUDING INTEREST ON DEPOSITS
Fixed Charges
   Interest Expense (Including Interest
    on Deposits)........................ $566.3   $411.6    $378.5    $514.1    $  746.4       $552.2     $573.2
   One-Third of All Rents...............   12.2     12.4      12.5      13.4        14.7         10.8       11.8
                                        -------   ------    ------    ------    --------       ------     ------
          Total Fixed Charges........... $578.5   $424.0    $391.0    $527.5    $  761.1       $563.0     $585.0
Preferred Dividends*....................    4.7      4.9       4.5       5.1         5.8          4.4        2.5
          Total Combined Fixed Charges  -------   ------    ------    ------    --------       ------     ------
           and Preferred Dividends...... $583.2   $428.9    $395.5    $532.6    $  766.9       $567.4     $587.5
                                        =======   ======    ======    ======    ========       ======     ======
Income
   Income Before Income Taxes........... $163.6   $206.5    $234.0    $261.5    $  320.5       $233.7     $286.5
   Fixed Charges........................  578.5    424.0     391.0     527.5       761.1        563.0      585.0
                                        -------   ------    ------    ------    --------       ------     ------
          Earnings, as Defined.......... $742.1   $630.5    $625.0    $789.0    $1,081.6       $796.7     $871.5
                                        =======   ======    ======    ======    ========       ======     ======

Ratio of Earnings to Combined Fixed
 Charges and Preferrred Dividends.......  1.27X    1.47X     1.58X     1.48X       1.41X        1.40X      1.48X

EXCLUDING INTEREST ON DEPOSITS
Fixed Charges
   Interest Expense (Excluding
    Interest on Deposits)............... $175.9   $121.5    $143.1    $216.1    $  303.1       $218.8     $239.4
   One-Third of All Rents...............   12.2     12.4      12.5      13.4        14.7         10.8       11.8
                                        -------   ------    ------    ------    --------       ------     ------
          Total Fixed Charges........... $188.1   $133.9    $155.6    $229.5    $  317.8       $229.6     $251.2
Preferred Dividends*....................    4.7      4.9       4.5       5.1         5.8          4.4        2.5
                                        -------   ------    ------    ------    --------       ------     ------
          Total Combined Fixed Charges
           and Preferred Dividends...... $192.8   $138.8    $160.1    $234.6    $  323.6       $234.0     $253.7
                                        =======   ======    ======    ======    ========       ======     ======
Income
   Income Before Income Taxes........... $163.6   $206.5    $234.0    $261.5    $  320.5       $233.7     $286.5
   Fixed Charges........................  188.1    133.9     155.6     229.5       317.8        229.6      251.2
                                        -------   ------    ------    ------    --------       ------     ------
          Earnings, as Defined.......... $351.7   $340.4    $389.6    $491.0    $  638.3       $463.3     $537.7
                                        =======   ======    ======    ======    ========       ======     ======
   Ratio of Earnings to Combined Fixed
    Charges and Preferred Dividends.....  1.82X    2.45X     2.43X     2.09X       1.97X        1.98X      2.12X

*The preferred dividends have been adjusted to a pretax basis using the Corporation's effective tax rate. The effective tax rates for the twelve months ended December 31, 1991 through 1995 were 22.1%, 27.6%, 28.2%, 30.3%, and 31.4%, respectively. The effective tax rates for the nine months ended September 30, 1995 and September 30, 1996 were 31.3% and 33.2%, respectively.